UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2008

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).

Resignation of Director

After fourteen years of service on the Board of Directors of SeaChange International, Inc. (“SeaChange”), on December 17, 2008, Martin R. Hoffmann tendered his resignation as a Director and retirement from the Board of Directors, effective as of January 31, 2009.

Item 5.02(e).

Amendments to Change-In-Control Agreements

SeaChange entered into amendments, effective December 18, 2008 (the “Amendments”), to its Change-In-Control Severance Agreements previously entered into with each of Kevin Bisson, Steven Davi, Ira Goldfarb, Yvette Kanouff, Bruce Mann and William C. Styslinger, III. The Compensation and Stock Option Committee of the Board of Directors of the Company authorized the Amendments to facilitate compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the treasury regulations thereunder. Attached as Exhibit 10.1 is the form of Amendment to the Change-in-Control Severance Agreements previously entered into in 2004 with each of Messrs. Goldfarb, Mann and Styslinger. Attached as Exhibit 10.2 is the form of Amendment to the Change-in-Control Severance Agreements previously entered into in 2006 with each of Messrs. Bisson and Davi and Ms. Kanouff.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are furnished as part of this report:

Exhibit No.	Description
10.1	Amendment, dated as of December 18, 2008, to Change-in-Control Severance Agreements by and between SeaChange International, Inc. and each of Messrs. Goldfarb, Mann and Styslinger.

10.2	Amendment, dated as of December 18, 2008, to Change-in-Control Severance Agreements entered into by and between SeaChange International, Inc. and each of Messrs. Bisson and Davi and Ms. Kanouff.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ William C. Styslinger, III
William C. Styslinger, III
President and Chief Executive Officer

Dated: December 23, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment, dated as of December 18, 2008, to Change-in-Control Severance Agreements by and between SeaChange International, Inc. and each of Messrs. Goldfarb, Mann and Styslinger.

10.2	Amendment, dated as of December 18, 2008, to Change-in-Control Severance Agreements entered into by and between SeaChange International, Inc. and each of Messrs. Bisson and Davi and Ms. Kanouff.